Exhibit 5.1

July 26, 2013

Tengion, Inc.
3929 Westpoint Boulevard, Suite G
Winston-Salem, NC 27103

Ladies and Gentlemen:

We have acted as counsel to Tengion, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of up to 129,964,189 shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock”), consisting of 26,921,741 shares of Common Stock issuable upon the conversion of senior secured convertible notes (the “Notes”) and 103,042,448 shares of Common Stock issuable upon exercise of warrants (the “Warrants”), as described in the Registration Statement.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock underlying the Notes have been duly authorized and, upon issuance and delivery, will be validly issued, fully paid and non-assessable; and that the shares of Common Stock underlying the Warrants have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP